Exhibit 10.2

LEASE AGREEMENT

LESSOR:  New Agriculture Village, National Minority Town, Nationality Korean, Manchu, Tonghua County, Jilin Province, P.R.C

LESSEE:  Tonghua Huachen Herbal Planting Company Limited

Pursuant to the law, that Lessor hereby leases to Lessee, and Lessee leases from Lessor, subject to the terms and conditions herein set forth, the following:

Land Lease

Lessor hereby leases to Lessee said Land for the purpose of building up an herbal planting base to plant Schisandra (“Base”). The land area is approximately 165 acres (1,000 Chinese Acres).

Lease Term

The term of this lease is 25 years, beginning January 11th, 2008 to January 11th, 2033.

(3)
Within the circle area with five kilometers radius around the Base, lessor shall not (a) use the prohibited agricultural chemicals by the nation like Calcium arsenate, carbofuran, zinc methylarsonate, etc. (b) pollute river and atmosphere and cannot build up factory and projects that have a negative impact on the environment.

(4)
If one of the parties intent to change the term of the lease, it needs to be notified the other party in two years ahead and the terms could be altered after the negotiation between the lessor and lessee.

Property Delivery

Start from the activation date of this lease agreement, the lessor should deliver the property to the lessee and the Lessee accepts the Property in its present condition.

Fee

Land:  1,000 Chinese Acres*RMB 1,400 Chinese Acre/year = RMB 1,400,000/year

30-year Total Rental:  RMB 1,400,000/year * 25 years = RMB 35,000,000

Payment.

A total of four payments need to be made amounting to the RMB 35,000,000.  The lease payments are to be paid on the dates, June 30, 2008 (paid by the Company) with the amount of RMB 1,400,000, June 30, 2009 with the amount of RMB 11,200,000, June 30, 2017 with the amount of RMB 11,200,000, and June 30, 2025 with the remaining amount of RMB 11,200,000.

Compliance with Law.

Lessee shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to lessee's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises. All conflicts and disagreements between the lessee and lessor should be settled by Tonghua County Arbitration Comission.

Any alternations to this Agreement shall be in writing and signed by all parties. We, the undersigned, agree to this Lease:

LESSOR	LESSEE

Signature/Seal	Signature/Seal

New Agriculture Village, National Minority Town, Nationality Korean, Manchu, Tonghua County, Jilin Province, P.R.C	Tonghua Huachen Herbal Planting Company Limited

Date: January 11, 2008	Date: January 11, 2008